EMPLOYMENT AGREEMENT

           THIS AGREEMENT is made as of the 6th day of June, 2000 by and between Donnkenny Apparel, Inc., a Delaware corporation (the "Company") and Beverly Eichel of 95 Fairway Drive, Commack, New York 11725 (the "Executive").

                                 WITNESSETH THAT

  WHEREAS, the Executive is currently employed by the Company pursuant to a written employment agreement between the Executive and the Company dated as of the 28th day of September, 1998; and

  WHEREAS, the Company wishes to provide for the continued employment by the Company of the Executive, and the Executive wishes to continue to serve as an employee of the Company, in the capacities and on the terms and conditions set forth in this Agreement;

  NOW THEREFORE, it is hereby agreed as follows:

  1. EMPLOYMENT PERIOD. The Company shall employ the Executive, and the Executive shall serve as an employee of the Company, on the terms and conditions set forth in this Agreement. The term of this Agreement shall commence on the date hereof and, unless earlier terminated in accordance with
  Section 5 hereof, shall continue to December 31, 2002 (herein as the "Employment Period"): it being recognized that Executive has been continuously employed by the Company since November 2, 1998.

  2. POSITION AND DUTIES. (a) During the Employment Period, the Executive shall continue to serve as Executive Vice President and Chief Financial Officer of the Company with such duties and responsibilities as are customarily assigned to such positions, and such other executive duties and responsibilities not inconsistent therewith as may from time to time be assigned to her by the Board of Directors of the Company (the "Board").

           (b) During the Employment Period, the Executive shall report to the Chief Executive Officer.

           (c) During the Employment Period, the Executive shall devote her full business time and attention to the business and affairs of the Company and shall perform, faithfully and diligently her duties and responsibilities hereunder.

  3. COMPENSATION. (a) BASE SALARY. During the Employment Period, the Executive shall receive an annual base salary of $325,000. The annual base salary shall be payable in accordance with the Company's regular payroll practice for its senior executives, as in effect from time to time.



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           (b) PERFORMANCE BONUS. During the Employment Period, the Executive
  shall be eligible to receive a discretionary annual bonus ("Performance Bonus") in an amount, if any, to be determined on an annual basis by the Board, taking into account the performance of Executive and the Company during the year in respect of which the Performance Bonus is payable.

           (c) REIMBURSEMENT OF EXPENSES AND ADMINISTRATIVE SUPPORT. The Company shall pay or reimburse the Executive, upon the presentation of appropriate documentation, for all reasonable travel (including automobile parking) and other expenses incurred by the Executive in performing her obligations under this Agreement. The Company further agrees to furnish the Executive with a car allowance of $650 per month plus reimbursement for reasonable insurance and maintenance costs.

           (d) VACATION. Executive shall be entitled to four (4) weeks paid vacation in each calendar year.

           (f) LIFE INSURANCE. During the Employment Period, the Company shall provide term life insurance, for the benefit of the Executive, in the face policy amount of One Million ($1,000,000) Dollars with the Employee designating the beneficiaries of such policy. During the Employment Period the Company shall pay the premiums for such life insurance policy.

           (g) DEDUCTIONS. All payments made under this Agreement shall be subject to such deductions as from time to time may be required to be made pursuant to any law, rule, regulation or order.

           (h) CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:
                    (A) A person or entity or group of persons or entities, acting in concert, shall become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended), of securities of the Company or Donnkenny representing more than fifty percent (5O%) of the combined voting power of the issued and outstanding common stock of the Company or Donnkenny;

                    (B) The majority of the Board, or of the board of directors of Donnkenny, is no longer comprised of the incumbent directors who constitute such board on the date of this Agreement and other individual (s) who became a director subsequent to the date of this Agreement whose initial election or nomination for election as a director, as the case may be, was approved by at least a majority of the directors who comprised the incumbent directors on such board as of the date of this Agreement;

                    (C) The Board shall approve a sale of all or substantially all of the assets of the Company, or the board of directors of Donnkenny shall approve a sale of all or substantially all


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           of the assets of Donnkenny; or any merger, consolidation, or like business combination or reorganization of the Company, or of Donnkenny, the consummation of which would result in the occurrence of any event described in clause (A) or (B) above, and such transaction shall have been consummated.

                    (D) Notwithstanding the foregoing provisions, a Change of Control shall not be deemed to have occurred if one or more of the events described in paragraphs A, B or C above is occasioned by a transaction involving a group including the current Chief Executive Officer of the Company.

  4. PARTICIPATION IN BENEFIT PLANS. The Executive shall be entitled to participate, during the term of this Agreement, in the Company's benefit programs, including but not limited to qualified or non-qualified pension plans, supplemental pension plans, group hospitalization, health, dental care, death benefit, post-retirement welfare plans, or other present or future group employee benefit plans or programs of the Company for which key executives are or shall become eligible (collectively, the "Benefit Plans"), on the same terms as other key executives of the Company.

  5. TERMINATION OF EMPLOYMENT. (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means that the Executive has been unable, for a period of not less than (x) 120 consecutive business days, or (y) 180 days within any 12 month period, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties before the Disability Effective Date.

           (b) BY THE COMPANY. The Company may terminate the Executive's employment during the Employment Period for Cause or without Cause. "Cause" means (x) the conviction of the Executive for the commission of (A) any felony, or (B) a misdemeanor involving moral turpitude, or (y) willful misconduct by the Executive that results in demonstrable and material damage to the business or reputation of the Company, or (z) commission of fraud or embezzlement or any act of dishonesty relating to Executive's employment resulting or intending to result in direct or indirect personal gain or enrichment to Executive at the expense of the Company. No act or failure to act on the part of the Executive shall be considered "willful unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to the Chief Executive Officer of the Company, a resolution duly adopted by the Board, or the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.


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


           (c) BY THE EXECUTIVE FOR GOOD REASON. The Executive may terminate her employment during the Employment Period for Good Reason. "Good Reason" means
  (A) defacto or de jure material diminution of the Executive's title, or her position and responsibilities as Chief Financial Officer. Executive acknowledges that the Company's MIS and Human Resources departments may not report to the Company's Chief Financial Officer; (B) location or relocation of the main office of the company other than within a 50 mile radius of New York, New York; (C) location of the Executive other than at the Company's New York office or other location permitted by (B) above, and (d) breach by the Company of any of its material I obligations hereunder that is not cured within twenty
  (20) days after written notice thereof is given by the Executive to the Company.

           (d) DATE OF TERMINATION. "Date of Termination" means the date of the Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause or without Cause is effective, or the date on which the Executive gives the Company notice of a termination of employment for Good Reason or otherwise, as the case may be.

  6. OBLIGATIONS OF THE COMPANY UPON TERMINATION.

           (a) DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, the Company shall continue to pay to the Executive's designated beneficiaries (or, if there is no such beneficiary, to the Executive's estate or legal representative), the annual base salary provided for in Section 3(a) as in effect on the Date of Termination through the end of the month in which the Executive's death occurs plus prorated bonus, if any, due.

           (b) DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, the Company shall li continue to pay to the Executive the annual base salary provided for in
  Section 3(a) until the earlier of: (x) the date on which the Executive begins receiving payments pursuant to any long-term disability insurance policy or (y) the Disability Effective Date plus prorated bonus, if any, due.

           (c) AFTER A CHANGE IN CONTROL. If, during the Employment Period and upon or after the occurrence of a Change in Control, the Executive's employment is terminated by the Company other than by the Company for Cause, death or Disability, the Company shall pay to the Executive a lump sum amount of two (2) times the Executive's base salary in effect on the Date of Termination. If, during the Employment Period and upon or after the occurrence of a Change in Control, the Executive's employment is terminated by Executive, provided a notice of termination is given by the Executive to the Company within ninety
(90) days from the effective date of a Change in Control, the Company shall pay to the Executive a lump sum amount of one and one-half (1 1/2) times the Executive's base salary in effect on the Date of Termination. The


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


lump sum payment provided for in this subparagraph (c) shall be payable on the Date of Termination.

           (d) BY THE COMPANY FOR CAUSE; BY THE EXECUTIVE. If the Executive's employment is terminated by the Company for Cause during the Employment Period, or if the Executive voluntarily terminates employment during the Employment Period (other than for Good Reason), the Company shall pay to the Executive in a lump sum in cash within 30 days of the Date of Termination any portion of the Executive's annual base salary through the Date of Termination that has not yet been paid, and the Company shall have no further obligations under this Agreement.

           (e) BY THE EXECUTIVE FOR GOOD REASON. If the Executive's employment is terminated by the Executive for Good Reason, the Company shall continue to pay to the Executive the annual base salary provided for in Section 3 (a) through the Employment Period and any Performance Bonus due to Executive.

           (f) SURVIVAL. The Respective obligations of the Company and the Executive under Sections 7, 8, 9 and 10 shall survive any termination of Executive's employment; provided, however, that the Executive's obligations under Section 9 (Non-Solicitation) shall terminate and shall not survive in the event (i) the Executive's employment is terminated by the Company other than for Cause; (ii) the Executive's employment is terminated for any or no reason following a Change in Control or (iii) the Executive's employment is terminated by the Executive for Good Reason.

  7. INVENTIONS. Any and all inventions, innovations or improvements ("inventions") made, developed or created by the Executive (whether at the request or suggestion of the Company (which, as used in this Section 7, shall be deemed to include the Company and each of its subsidiaries) or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) during the period of her employment with the Company which may be directly or indirectly useful in, or relate to, the business of the Company, shall be promptly and fully disclosed by the Executive to the Board and shall be the Company's exclusive property as against the Executive, and the Executive shall promptly deliver to an appropriate representative of the Company as designated by the Board all papers, drawings, models, data and other material relating to any inventions made, developed or created by her as aforesaid. The Executive shall, at the request of the Company and without any payment therefore, execute any documents necessary or advisable in the opinion of the Company's counsel to direct issuance of patents or copyrights to the Company with respect to such inventions as are to be the Company's exclusive property as against the Executive or to vest in the Company title to such inventions as against the Executive. The expense of securing any such patent or copyright shall be borne by the Company.

  B. CONFIDENTIAL INFORMATION. The Executive shall hold all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and


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


  their respective businesses that the Executive obtains during the Executive's employment by the Company or any of its affiliated companies and that is not public knowledge (other than as a result of the Executive's violation of this Section 8)("Confidential Information") in strict confidence. The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or regulation or by legal process. If the Executive is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Confidential Information, the Executive will provide the Company, as promptly as the circumstances reasonably permit, with notice of such request or requirement and, unless a protective order or other appropriate relief is previously obtained, the Confidential Information, subject to such request, may be disclosed pursuant to and in accordance with the terms of such request or requirement, provided that the Executive shall use her best efforts to limit any such disclosure to the precise terms of such request or requirement.

  9. NON-SOLICITATION. The Executive agrees that she will not, during the term of this Agreement and until the expiration of twelve (12) months from the date of termination other employment with the Company, solicit or entice to endeavor to solicit or entice away from the Company any person who was an officer or employee, either for her own account or for any individual, firm or corporation.

  10. INDEMNIFICATION. (a) The Company shall indemnify the
  Executive to the fullest extent permitted by Delaware law in effect as of the date hereof against all costs, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, fines, penalties, ERISA excise taxes, penalties and amounts paid in settlement) reasonably incurred by the Executive in connection with a Proceeding. For the purposes of this Section 10, a "Proceeding" shall mean any action, suit or proceeding, whether civil, criminal, administrative or investigative, in which the Executive is made, or is threatened to be made, a party to, or a witness in, such action, suit or proceeding by reason of the fact that she is or was an officer, director or employee of the Company or is or was serving as an officer, director, member, employee, trustee or agent of any other entity at the request of the Company, whether or not the basis of such Proceeding arises out of or in connection with the Executive's alleged action or omission in an official capacity.

            (b) The Company shall advance to the Executive all reasonable costs and expenses incurred by her in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance. Such request shall include an itemized list of the costs and expenses and an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that she is not entitled to be indemnified against such costs and expenses as authorized by Delaware law. Upon a request under subsection (b), the Executive shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established by a court of competent jurisdiction.


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


           (c) The Executive shall not be entitled to indemnification under this
  Section 10 unless she meets the standard of conduct specified in the Delaware General Corporation Law. Any indemnification under subsection (a) (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Executive is proper in the circumstances because she has met the applicable standard of conduct set forth in the Delaware Corporation Law. Such determination shall be made in accordance with Delaware law.

11. SUCCESSORS; BENEFICIARIES. (a) This Agreement is personal to the executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives . (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

           (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken plane. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

           (d) The Executive shall be entitled, to the extent permitted under any applicable law, to select and change the beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of her incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to her beneficiary, estate or other legal representative.

  12. MISCELLANEOUS. (a) Except for the applicability of Delaware law provided for in paragraph 10 above, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                 (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

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           If to the Executive:

           Beverly Eichel
           95 Fairway View Drive
           Commack, New York 11725


           If to the Company:

           Donnkenny Apparel, Inc.
           1411 Broadway
           New York, New York 10018
           Attention: President

  or such other address as either party furnishes to the other in writing in accordance with this paragraph (b) of Section 12. Notices and communications shall be effective when actually received by the addressee.

           (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

           (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

           (e) The Executive's or the Company's failure to insist upon strict compliance with any provisions of, or to assert, any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

           (f) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

            (g) The Executive and the Company acknowledge that this Agreement supersedes any other agreement between them concerning the subject matter hereof including the Employment Agreement between the parties dated as of the 28th day of September, 1998, and certain letter agreements dated November 30, 1999 and dated as of January 1, 2000.


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          IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of the Board, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                           /s/Beverly Eichel
                                           ------------------------------------
                                           Beverly Eichel

                                           Donnkenny Apparel, Inc.


                                           By:  /s/Daniel H. Levy
                                               -----------------------------
                                               Daniel H. Levy
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